Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity X O&G, L.P.
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 4, 2014

Joint Filer Information

Joint Filers:

1. Name:                                              Warburg Pincus Private Equity X O&G, L.P.

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017

2. Name:                                              Warburg Pincus X Partners, L.P.

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017

3. Name:                                              Warburg Pincus X, L.P.

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017

4. Name:                                              Warburg Pincus X LLC

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017

5. Name:                                              Warburg Pincus Partners LLC

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017

6. Name:                                              Warburg Pincus LLC

Address:                                                 450 LEXINGTON AVENUE

New York, NY 10017

7. Name:                                              Warburg Pincus & Co.

Address:                                                 450 LEXINGTON AVENUE

New York, NY 10017

8. Name:                                              Charles R. Kaye

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017

9. Name:                                              Joseph P. Landy

Address:                                                 C/O WARBURG PINCUS & Co.

450 LEXINGTON AVENUE

New York, NY 10017